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                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                                 April 10, 2002


Board of Trustees
Equitrust Variable Insurance Series Fund
5400 University Avenue
West Des Moines, Iowa  50266

         Re: Equitrust Variable Insurance Series Fund
             File No. 33-12791
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Gentlemen:

         We hereby consent to the reference to our name under the heading "Legal Matters" in the prospectus filed as part of Post-Effective Amenment No. 20 to the Form N-1A registration statement for the EquiTrust Variable Insurance Series Fund (File No. 33-12791). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By:     /s / Stephen E. Roth
                                       ------------------------------
                                                 Stephen E. Roth